UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2006

SunPower Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51593	94-3008969
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California, 95134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(408) 240-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2006, SunPower Manufacturing Philippines, Ltd., a wholly owned subsidiary of Sunpower Corporation (“SunPower”) entered into a silicon supply agreement (the “Agreement”) with M.Setek Co., Ltd. (“M.Setek”). The Agreement provides the general terms and conditions relating to our agreement to purchase from M.Setek monocrystalline silicon ingots and/or wafers through the year 2010.

Item 7.01. Regulation FD Disclosure.

On May 1, 2006, SunPower issued a press release announcing its entry into this Agreement. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirement of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2006

SunPower Corporation

By:	/s/ Emmanuel Hernandez
Name:	Emmanuel Hernandez
Title:	Chief Financial Officer